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STINSON MORRISON HECKER LLP
1201 Walnut, Suite 2900                                    www.stinsonmoheck.com
Kansas City, MO 64106-2150
Tel (816) 842-8600
Fax (888) 215-6170


May 17, 2006

Quest Resource Corporation
9520 N. May Avenue, Suite 300
Oklahoma City, Oklahoma 73120

Ladies and Gentlemen:

         In connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed by Quest Resource Corporation (the "Company") and certain of the Company's direct and indirect subsidiaries listed on the attached Schedule A, which are co-registrants thereto (the "Co-Registrants" and, together with the Company, the "Registrants") with the Securities and Exchange Commission (the "Commission") on the date hereof under the Securities Act of 1933, as amended (the "Act"), you have requested our opinion with respect to the matters set forth below.

          The Registration Statement, including the prospectus that is a part thereof (the "Prospectus") and the supplements to the Prospectus (the "Prospectus Supplements"), relates to the issuance and sale, from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Act, of the following securities of the Company, with an aggregate initial public offering price of up to $100,000,000, or the equivalent thereof: (i) shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), including shares of Common Stock underlying the Warrants (as defined below) (the "Common Stock Warrant Shares"); (ii) shares of the Company's preferred stock, par value $0.001 per share, in one or more classes or series (the "Preferred Stock"), including shares of Preferred Stock underlying the Warrants (the "Preferred Stock Warrant Shares" and, together with the Common Stock Warrant Shares, the "Warrant Shares"); (iii) senior debt securities and subordinated debt securities, in one or more series (collectively, the "Debt Securities"), which may be issued under certain indentures for senior debt securities and subordinated debt securities (collectively, along with any supplemental indentures thereto, the "Indentures"), the forms of which are included as exhibits to the Registration Statement, to be entered into by and between the Company and certain trustees that will be appointed prior to the issuance of the Debt Securities (the "Trustees"); (iv) subsidiary guarantees of Debt Securities (collectively, the "Guarantees"); and (v) warrants to purchase Warrant Shares or Debt Securities (collectively, the "Warrants" and, together with the Common Stock, the Preferred Stock and the Debt Securities, the "Securities"),

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which  may be issued  under  warrant  agreements  ("Warrant  Agreements")  to be entered into by and between the Company and certain warrant holders.

         For the purpose of rendering this opinion, we have relied upon, among other things, our examination of the following (collectively, the "documents" and each, a "document"): (1) the Registration Statement, (2) forms of the Indentures (for both senior and subordinate debt securities), and (3) such other documents, instruments, records of the Registrants and certificates of their officers and public officials as we have deemed necessary for purposes of the opinions expressed below. We express no opinion as to matters under or involving the laws of any jurisdiction other than the internal laws of the State of New York and the federal securities laws of the United States of America.

         For purposes of the opinion expressed below, we have assumed (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies and the authenticity of such originals; (iii) the due authorization, execution and delivery of all documents (including, but not limited to, the Indentures and the Warrant Agreements) by all parties thereto (other than the authorization, execution and delivery of the Registration Statement by the Registrants) and the validity, binding effect and enforceability thereof (except to the extent of our opinions below regarding Debt Securities and Guarantees as valid and binding obligations); (iv) the truth, accuracy, and completeness of the information, representations and warranties contained in the documents; (v) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (vi) a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby; (vii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (viii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered (collectively, the "Purchase Agreements") will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption, or exercise; (x) the Indentures will be executed in substantially and materially the form filed as exhibits to the Registration Statement; and (xi) the Debt Securities and the Guarantees will be consistent with the terms, conditions and requirements of the related Indenture. This opinion letter assumes that the provisions of each Registrant's Articles of Incorporation, Articles of Organization or Certificate of Formation, as applicable, will not be amended after the date hereof.

         Our opinions below that Debt Securities or Guarantees would be valid and binding obligations are qualified as to: (i) the effect of applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar federal or state laws generally affecting the rights of creditors or secured parties; (ii) rights to indemnification and contribution,  exculpatory  provisions  and

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waivers of the benefits of statutory  provisions may be unenforceable or limited to the extent that they violate public policy or provide for indemnification, contribution or exculpation of parties (a) for violation of securities laws or
(b) with respect to their intentional acts or gross negligence; (iii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of
specific   performance  or  injunctive  relief  and  limitations  of  rights  of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law; and (iv) applicable procedural requirements of applicable state or federal law.

         Based upon and subject to the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion as of the date hereof that:

         1. With respect to Debt Securities to be issued under the Indentures, when (a) the Trustee is qualified to act as Trustee under the applicable
Indenture, (b) the Trustee has duly executed and delivered the applicable Indenture, (c) the applicable Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee, (d) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (e) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Company Board") has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture, (g) the applicable Purchase Agreement has been approved by the Company Board, or the Warrants to purchase the related Debt Securities have been exercised, as the case may be, and (h) the consideration for the related Debt Securities provided for in such Purchase Agreement or Warrants has been paid in full, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company.

         2. With respect to Guarantees to be issued in connection with Debt Securities, when (a) the Trustee is qualified to act as Trustee under the applicable Indenture, (b) the Trustee has duly executed and delivered the applicable Indenture, (c) the applicable Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee, (d) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (e) the members, managers or Board of Directors, as applicable, of the Registrant or a duly constituted and acting committee thereof (such members, managers, Board of Directors or committee being hereinafter referred to as the "Registrant Board") has taken all necessary corporate or company action to approve the issuance and terms of such Guarantees and the related Debt Securities, the terms of the offering thereof and related matters, (f) such Guarantees and the related Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture, (g) the applicable Purchase Agreement has been approved by the Registrant Board, or the Warrants to purchase the related Debt Securities have

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been exercised,  as the case may be, and (h) the  consideration  for the related
Debt Securities provided for in such Purchase Agreement or Warrants has been paid in full, such Guarantees will be validly issued and will constitute valid and binding obligations of the applicable Registrant.

         We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement and the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

         We do not undertake to advise you of any changes in the opinions expressed herein because of changes in law, facts or circumstances that might hereafter arise or be brought to our attention.

Very truly yours,

STINSON MORRISON HECKER LLP

/s/ Stinson Morrison Hecker LLP

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                                   SCHEDULE A

                                (Co-Registrants)

Quest Cherokee, LLC, a Delaware limited liability company
Bluestem Pipeline, LLC, a Delaware limited liability company
Quest Cherokee Oilfield Service, LLC, a Delaware limited liability company Quest Energy Service, Inc., a Kansas corporation
Ponderosa Gas Pipeline Company, Inc., a Kansas corporation
Quest Oil & Gas Corporation, a Kansas corporation
STP Cherokee, Inc., an Oklahoma corporation
Producers Service, Incorporated, a Kansas corporation
J-W Gas Gathering, L.L.C., a Kansas limited liability company